Exhibit 10.34

WPCS International-Suisun City, Inc.
521 Railroad Avenue
Fairfield, California 94533

May 28, 2009

Gary Walker
521 Railroad Avenue
Fairfield, California 94533

Re:           Amendment to Employment Agreement

Dear Gary:

This letter shall serve as an amendment to the employment agreement effective as of February 1, 2007 between Employee and Employer (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.  Section 4.1 of the Agreement is hereby amended and replaced in its entirety with the following:

“4.1.  Employer shall pay to Employee an annual salary (the “Salary”) of One Hundred Fifty-Five Thousand Dollars ($155,000.00), payable in equal installments at the end of such regular payroll accounting periods as are established by Employer, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Employer’s usual payroll procedures, but no less frequently than monthly.”

The foregoing amendment shall be effective as of May 1, 2009.

WPCS International- Suisun City, Inc.

By:	/s/ Andrew Hidalgo
By: Andrew Hidalgo
Title: Director

Accepted to and agreed this
28th  day of May , 2009:

/s/ Gary Walker
Gary Walker